EXHIBIT 99.1

PRESS RELEASE	January 13, 2022

Century Casinos Enters into Definitive Agreement to Sell Land and Building in Calgary

Colorado Springs, CO – January 13, 2022 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) (“Century Casinos”  or the “Company”), announced today that its subsidiary Century Resorts Alberta, Inc. (“CRA”) entered into a definitive agreement on January 12, 2022 to sell the land and building it owns in Calgary, Alberta, Canada to Rowanwood Financial Properties Ltd. (the “Buyer”) for CAD 8.1 million ($6.5 million based on the exchange rate on January 12, 2022). The Buyer has paid CAD 0.7 million related to the sale; the remaining CAD 7.4 million will be paid upon closing, subject to adjustments for property taxes and other revenues and expenses relating to the property.

On December 1, 2020, CRA sold the casino operations of Century Casino Calgary located on the property and leased the portion of the property containing the casino premises to the purchaser. CRA continues to operate Century Sports, a sports bar, bowling and entertainment facility located on a portion of the property. Upon closing, CRA will stop operating Century Sports and will transfer the lease agreement for the casino premises to the Buyer.

The transaction is expected to close within 30 days.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Cape Girardeau and Caruthersville, Missouri, and in St. Albert, Alberta, Canada; Mountaineer Casino, Racetrack & Resort in New Cumberland, West Virginia; and the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada. Through its Austrian subsidiary, CRM, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos throughout Poland; and a 75% ownership interest in Century Downs Racetrack and Casino in Calgary, Alberta, Canada. The Company has an agreement to operate two ship-based casinos. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

This release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the risks related to the sale of the Calgary property; the possibility that the transaction does not close when expected or at all because conditions to closing are not satisfied on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including

EXHIBIT 99.1

those resulting from the completion of the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from forward-looking statements include, among others, risks described in the section entitled “Risk Factors” under Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent periodic and current SEC filings the Company may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.